UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 25, 2023
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Pinterest, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38872	26-3607129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Brannan Street
San Francisco, California 94107
(Address of principal executive offices, including zip code)

(415) 762-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
 _________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value	PINS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 25, 2023, the Board of Directors (the “Board”) of Pinterest, Inc. (the “Company”) appointed Julia Brau Donnelly as the Chief Financial Officer of the Company effective as of June 20, 2023 (the “Effective Date”).
Ms. Donnelly, age 40 years, currently oversees the Global Finance team at Wayfair Inc., an e-commerce platform, as Vice President, Global Head of Finance and Accounting, overseeing accounting, financial operations, tax, capital markets, investor relations, corporate development, strategic operations finance, strategic corporate finance and procurement. Before taking this role in September 2019, she served as Head of Corporate Finance from August 2017 to September 2019, and Director of Strategic Finance and Investor Relations from March 2016 to August 2017. Prior to Wayfair, Ms. Donnelly was a private equity investor in technology and media companies at Thomas H. Lee Partners in Boston and served on the board of directors at Agencyport Software and iHeartMedia. Ms. Donnelly holds a master’s degree in business administration from Harvard Business School and a bachelor's degree in Economics from Stanford University.

The Company and Ms. Donnelly entered into an employment offer letter in connection with her appointment as Chief Financial Officer (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Donnelly is eligible to receive: (i) an annual base salary of $600,000; (ii) an award of restricted stock units with an aggregate value of $13 million that will vest quarterly over 24 months, subject to Ms. Donnelly’s continued service to the Company on each applicable vesting date; (iii) a one-time bonus of $500,000 payable in advance to be earned pro-rata over the course of her first year of employment; and (iv) a one-time additional discretionary bonus of $500,000 payable in September 2023 in advance to be earned pro-rata over the following twelve months of employment (“Additional Bonus”). If Ms. Donnelly leaves the Company under certain conditions within twelve months of the Effective Date or payment of the Additional Bonus, she will forfeit or be required to pay back a portion of, certain bonuses and other benefits received.

The Company also entered into its standard form of executive severance and change in control agreement with Ms. Donnelly, which was previously filed by the Company as Exhibit 10.3 to the Company’s Form 10-K filed on February 3, 2022. The severance payments and benefits are subject to Ms. Donnelly’s execution of a general release of claims against the Company and her compliance with certain restrictive covenants.
The Company also intends to enter into its standard form of indemnification agreement with Ms. Donnelly, which was previously filed by the Company as Exhibit 10.1 to the Company’s Form S-1/A filed on April 8, 2019.
There are no family relationships between Ms. Donnelly and any Company director or executive officer, and there are no arrangements or understandings between Ms. Donnelly and any other person pursuant to which she was selected as an officer. Ms. Donnelly is not a party to any current or proposed transaction with the Company for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Exchange Act, 1934 as amended.
The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 25, 2023, the Company held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1.To elect the four Class I nominees for director named in the proxy statement to hold office until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
2.To approve, on an advisory non-binding basis, the compensation of the Company's named executive officers.
3.To ratify the audit and risk committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.
4.To consider and vote on a stockholder proposal requesting a report on certain data relating to anti-discrimination and anti-harassment.
5.To consider and vote on a stockholder proposal requesting additional reporting on government requests to remove content.

Holders of the shares of Class A common stock were entitled to one vote per share held as of the close of business on March 29, 2023 (the “Record Date”) and holders of the shares of Class B common stock were entitled to 20 votes per share held as of the Record Date. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.Election of directors

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey Jordan	1,849,866,651	128,781,982	657,356	58,592,422
Jeremy Levine	1,807,669,530	170,981,806	654,653	58,592,422
Gokul Rajaram	1,903,336,472	75,341,531	627,986	58,592,422
Marc Steinberg	1,975,715,735	2,942,779	647,475	58,592,422
Based on the votes set forth above, each director nominee was duly elected to serve until the 2026 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their office is otherwise vacated.
2.Approval, on an advisory non-binding basis, of the compensation of the Company's named executive officers

For	Against	Abstain	Broker Non-Votes
1,650,008,160	318,864,298	10,433,531	58,592,422
Based on the votes set forth above, the stockholders approved, on an advisory non-binding basis, the compensation of the Company’s named executive officers.
3.Ratification of appointment of independent registered public accounting firm

For	Against	Abstain
2,034,913,511	2,420,654	564,246
Based on the votes set forth above, the stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.
4.Stockholder proposal requesting a report on certain data relating to anti-discrimination and anti-harassment

For	Against	Abstain	Broker Non-Votes
108,884,453	1,869,262,203	1,159,333	58,592,422
Based on the votes set forth above, the stockholders did not approve the stockholder proposal.
5.Stockholder proposal requesting additional reporting on government requests to remove content

For	Against	Abstain	Broker Non-Votes
6,513,391	1,971,697,492	1,095,106	58,592,422
Based on the votes set forth above, the stockholders did not approve the stockholder proposal.
Item 7.01 Regulation FD Disclosure

On May 30, 2023, the Company issued a press release announcing the appointment of Ms. Donnelly as the Company’s Chief Financial Officer. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter, dated May 24, 2023, between Pinterest, Inc. and Julia Brau Donnelly.
99.1	Press Release issued by Pinterest, Inc., dated May 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINTEREST, INC.

Date: May 30, 2023	By:	/s/ Wanji Walcott
Wanji Walcott
Chief Legal Officer and Corporate Secretary